                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           _________________________


                                   FORM  8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           _________________________


                             AMOUR FIBER CORE INC.
            (Exact name of registrant as specified in its charter)



      WASHINGTON                                  91-1705387
(State of incorporation                           (IRS Employer
or organization)                             Identification Number)


           1120 EAST STEVENS, P.O. BOX 42, SULTAN, WASHINGTON 98294
           (Address of principal executive offices)         (Zip code)


       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class            Name of each exchange on which
     to be so registered            each class is to be registered

           NONE                                    NONE

       Securities to be registered pursuant to Section 12(b) of the Act:

                        COMMON STOCK, WITHOUT PAR VALUE
                                (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered.

The Company's authorized stock consists of 5,000,000 shares of common stock, without par value. The shares of common stock are equal in all respects. Each issued and outstanding share is entitled to one vote for the election of directors and upon each matter submitted to the vote of the stockholders. There are no pre-emptive, subscription, or conversion rights, redemption privileges or sinking fund provisions. The shares have equal rights on liquidation.
Dividends may be paid as and when declared by the directors out of funds legally available, although dividends have not been declared or paid by the Company since inception. All of the outstanding shares are, and the shares offered hereby will be upon issuance, fully paid and nonassessable.

Item 2. Exhibits.

        1.1  Specimen Common Stock Certificate.

        2.1 Articles of Incorporation (incorporated by reference from Exhibit 2.1 to the Registrant's Registration Statement on Form SB-1
                 (File No. 333-3100LA), Filed on March 29, 1996).

        2.2 Bylaws (incorporated by reference to Exhibit 2.2 to the Registrant's Registration Statement on Form SB-1
                 (File No. 333-3100LA), Filed on March 29, 1996).
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                                   SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                         AMOUR FIBER CORE INC.


Dated:  Nov 5, 1996           By: /s/ WILLIAM E. AMOUR
                                  ---------------------------
                                  William E. Amour, President